                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                October 31, 1994

             (Exact name of registrant as specified in its charter)

                          Southwall Technologies Inc.


          Delaware                      0-15930                  94-2551470
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)




    1029 Corporation Way, Palo Alto, California                     94303
-------------------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)



               Registrant's telephone number, including area code

                                 (415) 962-9111



                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         Effective October 31, 1994, pursuant to a Purchase Agreement among Southwall Technologies Inc. (the "Registrant"), Southwall-Sunflex, Inc. (a wholly-owned subsidiary of the Registrant), Sunflex, L.P. ("Sunflex") and the Sunflex Partners dated October 25, 1994, the Registrant, through its wholly-owned subsidiary, Southwall-Sunflex, Inc. (herein collectively referred to as Registrant) purchased all of the outstanding partnership interests in Sunflex, a California limited partnership. The Registrant acquired Sunflex for an aggregate purchase price equal to the net book value of Sunflex, approximately $500,000, which will be fully paid over the next four calendar years only if Sunflex's operating income meets or exceeds $800,000. Partial payments may be made based on a formula and the amount, if any, of operating income. The acquisition was accounted for as a purchase.

         Sunflex assembles and markets aftermarket mesh, glass and film anti-reflective filters primarily for personal computer monitors.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         The Registrant has attached the following financial statements of Sunflex, L.P., a California limited partnership.

     (a) Financial Statements of Business Acquired
         -----------------------------------------

         The following are attached:

         i.   For the years ended December 31, 1991 and 1992

                    Report of Independent Accountants

                    Consolidated Balance Sheets

                    Consolidated Statements of Operations

                    Consolidated Statements of Partners' Capital

                    Consolidated Statements of Cash Flow

                    Notes to Consolidated Financial Statements

         ii.  For the year ended December 31, 1993

                    Report of Independent Accountants

                    Consolidated Balance Sheet

                    Consolidated Statement of Operations

                    Consolidated Statement of Partners' Capital

                    Consolidate Statement of Cash Flow

                    Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information
         -------------------------------

         The Registrant has also attached hereto the following financial information reflecting the Registrant's best estimates of the pro forma effective of the Purchase on the Registrant.

          The following are attached:

               Introductory Statement

               Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1993.

               Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1994.

               Unaudited Notes to Pro Forma Combined Statements of Operations.

     (c) Exhibits
         --------

         10.81* Purchase Agreement Among Southwall Technologies Inc., Southwall-Sunflex, Inc., Sunflex, L.P., and the Sunflex Partners effective October 31, 1994.

         23.1       Consent of Price Waterhouse LLP, independent accountants.

         23.2 Consent of Coopers & Lybrand LLP, independent accountants.

____________________

* Previously filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1994.

                                  SIGNATURES



         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 14, 1995                      SOUTHWALL TECHNOLOGIES INC.



                                            By   /s/Martin M. Schwartz
                                                 Martin M. Schwartz
                                                 President and Chief
                                                  Executive Officer

                                SUN-FLEX, L.P.

                      (a California limited partnership)

                                   --------





                       CONSOLIDATED FINANCIAL STATEMENTS

                for the years ended December 31, 1991 and 1992

[LETTERHEAD OF COOPERS & LYBRAND]




                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Sun-Flex, L.P.:

We have audited the accompanying consolidated balance sheets of Sun-Flex, L.P. (a California limited partnership) as of December 31, 1991 and 1992, and the related consolidated statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sun-Flex, L.P. as of December 31, 1991 and 1992 and results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                     /s/ Coopers & Lybrand L.L.P.


San Jose, California
July 7, 1995

                                SUN-FLEX, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1991 AND 1992

                                                    1991            1992
                                                    ----            ----
               ASSETS
Current assets:
  Cash and cash equivalents                      $  224,181      $   89,635
  Accounts receivable, less allowance for
    doubtful accounts of none and $28,924
    at 1991 and 1992, respectively                  832,943         543,430
  Receivables and affiliates                         30,988
  Inventories                                       162,184         193,832
  Prepaid expenses                                  102,189          56,253
                                                 ----------      ----------
      Total current assets                        1,352,485         883,150

Property and equipment, net                         982,797         790,815

Patents, net                                        220,838         195,842

Organization costs, net                              32,195          23,797

Long-term deposits                                    8,604           8,604
                                                 ----------      ----------
                                                 $2,596,919      $1,902,208
                                                 ==========      ==========

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable                                  234,219         236,918
  Accrued expenses and other current
    liabilities                                     252,916         212,546
  Note payable                                                      100,000
                                                 ----------      ----------
      Total current liabilities                     487,135         549,464

Other liabilities                                    32,283
                                                 ----------      ----------
      Total liabilities                             519,418         549,464

Commitments (Note 5)

Partners' capital                                 2,077,501       1,352,744
                                                 ----------      ----------

      Total liabilities and partners' capital    $2,596,919      $1,902,208
                                                 ==========      ==========

                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                SUN-FLEX, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1992

                                                    1991           1992
                                                    ----           ----
Net sales                                        $3,941,811      $2,554,613

Cost of goods sold                                1,524,667       1,297,047
                                                 ----------      ----------
  Gross profit                                    2,417,144       1,257,566
                                                 ----------      ----------
General and administrative expense                  822,048         782,838

Research and development expense                    114,754         120,110

Selling and marketing expense                     1,045,511       1,004,952
                                                 ----------      ----------
      Total expenses                              1,982,313       1,907,900
                                                 ----------      ----------

Operating income (loss)                             434,831        (650,334)

Interest income, net                                     38           6,181

Foreign currency loss                               (20,953)        (10,546)
                                                 ----------      ----------

      Income (loss) before provision for
       income taxes                                 413,916        (654,699)

Provision for foreign income taxes                   24,257          20,058
                                                 ----------      ----------
      Net income (loss)                          $  389,659      $ (674,757)
                                                 ==========      ==========

                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                SUN-FLEX, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1992


                                     General        Limited
                                     Partner        Partners         Total
                                     -------        --------         -----
Balances, January 1, 1991            $  75,136     $2,062,706      $2,137,842

  Distributions                        (65,153)      (384,847)       (450,000)

  Net income                           155,864        233,795         389,659
                                     ---------     ----------      ----------

Balances, December 31, 1991            165,847      1,911,654       2,077,501

  Distributions                         (9,630)       (40,370)        (50,000)

  Net loss                            (269,903)      (404,854)       (674,757)
                                     ---------     ----------      ----------

Balances, December 31, 1992          $(113,686)    $1,466,430      $1,352,744
                                     =========     ==========      ==========

                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                SUN-FLEX, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1991 AND 1992

                                                   1991         1992
                                                   ----         ----
Cash flows from operating activities:
  Net income (loss)                             $ 389,659     $(674,757)
  Adjustments to reconcile net income (loss)
    to cash from operating activities:
      Provision for doubtful accounts                            28,924
      Depreciation and amortization               395,293       402,736
      Changes in assets and liabilities:
        Accounts receivable                        41,721       260,589
        Receivable from affiliate                  66,524        30,988
        Inventories                               (94,819)      (31,648)
        Prepaid expenses                         (102,189)       45,936
        Accounts payable                          147,672         2,699
        Accrued expenses and other current
          liabilities                            (586,232)      (72,653)
                                                ---------     ---------
            Net cash provided by (used in)
              operating activities                257,629        (7,186)
                                                ---------     ---------
Cash flows from investing activities:
  Purchases of property and equipment             (91,125)     (177,360)
  Other                                            (8,604)
                                                ---------     ---------
            Net cash used in investing
              activities                          (99,729)     (177,360)
                                                ---------     ---------

Cash flows from financing activities:
  Borrowing under line of credit                                100,000
  Payments of partners' distributions            (450,000)      (50,000)
                                                ---------     ---------
            Net cash provided by (used in)
              financing activities               (450,000)       50,000
                                                ---------     ---------
                Net decrease in cash             (292,100)     (134,546)

Cash, beginning of year                           516,281       224,181
                                                ---------     ---------

Cash, end of year                               $ 224,181     $  89,635
                                                =========     =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Foreign income taxes paid                       $26,122       $20,169
                                                  =======       =======

                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                SUN-FLEX, L.P.
                      (a California limited partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   --------

1.   Partnership:
     -----------

     Sun-Flex, L.P. (the Partnership) was a limited partnership organized under the state laws of California in October 1990 and commenced operations on November 1, 1990, concurrent with the purchase of the operating assets of an existing business from Sun-Flex Company, Inc. and Daca International B.V. (the Acquisition). The general partner was Micromesh Corporation. The Partnership was formed to manufacture, sell and distribute micromesh and glass filters for cathode ray tube terminals.

     The Partnership's manufacturing facilities were maintained by its wholly owned subsidiary, Sun-Flex Ireland Limited in Sligo, Ireland. The subsidiary was responsible for manufacturing the product, which was sold exclusively to the Partnership. The Partnership then sold the product to distributors and end-users.

     The Partnership was funded by Micromesh Corporation, as the general partner, contributing $20,000 in cash and the limited partners contributing $1,980,000 in cash.

     The Partnership agreement prescribed that taxable income shall be allocated 40% to the general partner and 60% to the limited partners equally in proportion to the amount of their respective capital contributions as of the last day of such taxable year.

     Cash available for distribution, as determined by the general partner, shall be allocated 1% to the general partner and 99% to the limited partners equally in proportion to the amount of their respective capital contributions until each of them has received cumulative distributions equal to their respective initial contributions.

     Thereafter, distributions shall be made 40% to the general partner and 60% to the limited partners equally in proportion to the amount of their respective capital contributions as of the date on which such distribution is being made.

     Effective October 31, 1994, the Partnership was purchased by Southwall Technologies Inc. for approximately $500,000, which will only be paid from the Partnership's operating income, if any, over the four year period ending in 1998. The Partnership was dissolved upon purchase by Southwall Technologies Inc. and is now operated as a subsidiary of Southwall Technologies Inc.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


2.   Summary of Significant Accounting Policies:
     ------------------------------------------

     Financial Statement Presentation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary (see Note 1). All significant intercompany accounts and transactions have been eliminated.

     Foreign Currency Translation:

     The U.S. dollar is considered to be the functional currency for the Company's foreign operation. Accordingly, nonmonetary assets and liabilities have been translated into U.S. dollars at a historical rate; monetary assets and liabilities have been translated into U.S. dollars using the exchange rate at the balance sheet date, and revenues and expenses have been generally translated into U.S. Dollars at the weighted average exchange rate during the period. Foreign currency transaction gains and losses, as well as the effects of translation are included in the accompanying statements of operations.

     Cash and Cash Equivalents:

     The Company considers all highly liquid investments with maturities of three months or less from date of purchase to be cash equivalents.

     Concentration of Credit Risk:

     The Company's cash and cash equivalents were on deposit with a local U.S. and an Irish financial institution. These deposits bear the credit risk associated with the financial institutions.

     Foreign accounts receivables comprised 81% and 52% of total receivables at December 31, 1991 and 1992, respectively. At December 31, 1992, no single customer comprised more than 10% of total accounts receivable. Two international distributors represented 46% and 16% of total accounts receivable at December 31, 1991.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


2.   Summary of Significant Accounting Policies, continued:
     ------------------------------------------

     The Company sells and licenses its products to companies across many industries, directly and through distributors and value-added resellers. The Company generally does not require collateral and performs ongoing credit evaluations of its customers. The Company maintains an allowance for credit losses and such losses have been within management's expectations.

     Inventories:

     Inventories are stated at the lower of weighted average cost (which approximates first-in, first-out basis) or market.

     Property and Equipment:

     Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which are five years for machinery and equipment, seven years for furniture and fixtures and three and one-half years for tooling which is maintained overseas. Upon the disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations.

     Organization Costs:

     Organization costs are amortized on a straight-line basis over five years. Accumulated amortization was $9,794 and $18,192 at December 31, 1991 and 1992, respectively.

     Patents:

     Patents were recorded in the Acquisition at their estimated fair value on that date. Amortization is calculated using a straight-line basis over an estimated life of ten years, which is the shorter of the term remaining under the patent or the related life cycle of the product covered by the patent. Accumulated amortization was $29,162 and $54,158 at December 31, 1991 and 1992, respectively.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

2.   Summary of Significant Accounting Policies, continued:
     ------------------------------------------

     Revenue Recognition:

     Revenue is recognized upon shipment of the product to the customer.

     Research and Development:

     Research and development expenditures are charged to operations as incurred.

     Advertising Costs:

     Advertising costs are charged to operations as incurred. Advertising costs were $51,583 and $75,357 in 1991 and 1992, respectively.

     Income Taxes:

     The individual partners report their proportionate share of the Partnership's net income or loss for income tax purposes. Accordingly, no provision for U.S. federal and state income taxes has been provided in these financial statements. Taxes on the foreign subsidiary are based on the local tax rates, and are determined using the liability method for calculating deferred income taxes and are included in the consolidated results of operations. The foreign deferred income tax assets and liabilities as of December 31, 1991 and 1992 were not material.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued



3.   Consolidated Balance Sheet Detail:
     ---------------------------------

        INVENTORIES:

        Inventories at December 31, 1991 and 1992 consisted of:


                                            1991         1992
                                            ----         ----
        Finished goods for resale         $ 42,326     $103,990
        Raw materials                      119,858       89,842
                                          --------     --------
                                          $162,184     $193,832
                                          ========     ========

        PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 1991 and 1992 consisted of:

                                             1991         1992
                                             ----         ----
        Tooling                           $   46,358    $  217,286
        Machinery and equipment            1,283,138     1,289,017
        Furniture and fixtures                26,647        27,201
                                          ----------    ----------
                                          $1,356,143    $1,533,504
        Less accumulated depreciation       (373,346)     (742,689)
                                          ----------    ----------
                                          $  982,797    $  790,815
                                          ==========    ==========

        Depreciation expense for the years ended December 31, 1991 and 1992 was $320,991 and $369,343, respectively.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                    ------


3.   Consolidated Balance Sheet Detail, continued:
     ---------------------------------

        ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

        Accrued expenses and other current liabilities at December 31, 1991 and 1992 consisted of:


                                                1991         1992
                                                ----         ----

        Commissions payable and
          payroll related liabilities         $ 58,231    $ 76,133
        Customer rebates payable                71,853      17,924
        Professional fees payable               69,896      47,129
        Income taxes payable                    37,088      36,977
        Other liabilities                       15,848      34,383
                                              --------    --------
                                              $252,916    $212,546
                                              ========    ========

4.   Note Payable to Bank:
     --------------------

     In May 1992, the Partnership obtained a working capital line of credit from a bank. The line of credit agreement provided for borrowings of 80% of eligible domestic accounts receivable and 60% of eligible international accounts receivable not to exceed $1,000,000. The borrowings bore interest at the bank's prime rate plus 1.5% (7.5% as of December 31, 1992).

     Borrowings under the line of credit agreement were collateralized by substantially all the assets of the Partnership and are subject to certain restrictive covenants regarding minimum cash flows, profitability, tangible net worth, current ratios and debt ratios. The Partnership was not in compliance with two covenants at December 31, 1992. The Partnership had borrowed $100,000 against this line as of December 31, 1992 and this amount was repaid in 1993.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

5.   Commitments:
     -----------

     The Partnership rented its office facility in Sunnyvale, California, and its manufacturing facility in Sligo, Ireland, as well as certain equipment under noncancelable operating leases. Under the terms of the facility lease agreements, the Partnership was responsible for taxes and insurance relating to the facilities. Future minimum lease payments are as follows:

          1993                   $105,792
          1994                     58,392
          1995                     48,735
          1996                     48,735
          1997                     48,735
          Thereafter              113,715
                                 --------
                                 $424,104
                                 ========

     Rent expense for the years ended December 31, 1991 and 1992 were $77,073 and $78,112, respectively.

6.   Related Party Transactions:
     --------------------------

     The Partnership and Oktel, L.P. (Oktel) were related parties under common control and management. During 1992, the Partnership reimbursed Oktel for expenses of $198,639 paid by Oktel on behalf of the partnership.

                                   Continued

                                SUN-FLEX, L.P.
                      (a California limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


7.   Income Taxes:
     ------------

     Domestic and foreign components of pretax income are as follows:


                                          1991         1992
                                          ----         ----
          Domestic                      $393,755    $(680,685)
          Foreign                         20,161       25,986
                                        --------    ---------
          Pre-tax income (loss)         $413,916    $(654,699)
                                        ========    =========

     The Company's effective foreign tax rate differs from the foreign statutory rate of 10% due to certain permanent differences which are not tax deductible which include interest charges from a non-resident parent company and other expenses.

                                                                          [LOGO]



Sunflex, L.P.
(a California Limited Partnership)
Consolidated Financial Statements
December 31, 1993

[LETTERHEAD OF PRICE WATERHOUSE LLP]

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Sunflex, L.P.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations of partners' capital and of cash flows present fairly, in all material respects, the financial position of Sunflex, L.P. (a California limited partnership) and its subsidiary at December 31, 1993, and the results of their operations and their cash flows for the year, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/PRICE WATERHOUSE LLP
-----------------------
Price Waterhouse LLP
San Jose, California
August 8, 1995

Sunflex, L.P.
(a California limited partnership)
Consolidated Balance Sheet
December 31, 1993

--------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                             $  393,000
  Accounts receivable, less allowance for
    doubtful accounts of $4,000                            474,000
  Inventories                                              207,000
  Prepaid expenses                                          27,000
                                                        ----------
              Total current assets                       1,101,000

  Property and equipment, net                              415,000
  Patents, net                                             171,000
  Organization costs, net                                   15,000
  Long term deposits                                         9,000
                                                        ----------
              Total assets                              $1,711,000
                                                        ==========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable                                      $  222,000
  Accrued expenses and other current liabilities           123,000
  Note payable--current portion                            200,000
                                                        ----------
              Total liabilities                            545,000

Notes payable                                              289,000

Commitments (Note 5)

Partners' capital                                          877,000
                                                        ----------
              Total liabilities and partners' capital   $1,711,000
                                                        ==========

The accompanying notes are an integral part of these consolidated financial statements.

Sunflex, L.P.
(a California limited partnership)
Consolidated Statement of Operations
Year Ended December 31, 1993

--------------------------------------------------------------------------------
Net sales                                            $2,417,000

Cost of goods sold                                    1,484,000
                                                     ----------
   Gross profit                                         933,000
                                                     ----------

General and administrative                              533,000

Research and development                                 79,000

Selling and marketing                                   752,000
                                                     ----------
   Total costs and expenses                           1,364,000

Operating loss                                         (431,000)

Interest expense                                        (23,000)

Interest income                                           5,000

Foreign currency loss                                   (20,000)
                                                     ----------
Loss before provision for foreign income taxes         (469,000)

Provision for foreign income taxes                       (7,000)
                                                     ----------
          Net loss                                   $ (476,000)
                                                     ==========

The accompanying notes are an integral part of these consolidated financial statements.

Sunflex, L.P.
(a California limited partnership)
Consolidated Statement of Partners' Capital
Year Ended December 31, 1993

--------------------------------------------------------------------------------
                                 General          Limited
                                 Partner          Partners       Total

Balance at December 31, 1992    $(113,000)        $1,466,000     $1,353,000

Net loss                         (190,000)          (286,000)      (476,000)
                                ---------         ----------     ----------
Balance at December 31, 1993    $(303,000)        $1,180,000     $  877,000
                                =========         ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

Sunflex, L.P.
(a California limited partnership)
Consolidated Statement of Cash Flows
Year Ended December 31, 1993

--------------------------------------------------------------------------------
                                                               Year Ended
                                                               December 31,
                                                                   1993
Cash flows from operating activities:
  Net loss                                                      $(476,000)
  Adjustments to reconcile net loss
    to cash provided by operating activities:
       Depreciation and amortization                              416,000
       Changes in assets and liabilities:
         Accounts receivable                                       69,000
         Inventories                                              (13,000)
         Prepaid expenses                                          29,000
         Accounts payable                                         (15,000)
         Accrued expenses and other current liabilities           (90,000)
                                                                ---------
           Net cash used in operating activities                  (80,000)
                                                                ---------

Cash flows from investing activities:
  Purchases of property and equipment                              (6,000)
                                                                ---------
           Net cash used in investing activities                   (6,000)
                                                                ---------

Cash flows from financing activities:
  Note payable to Partners                                        489,000
  Payments on line of credit                                     (100,000)
                                                                ---------
           Net cash provided by financing activities              389,000
                                                                ---------
Net increase in cash                                              303,000

Cash and cash equivalents, beginning of year                       90,000
                                                                ---------
Cash and cash equivalents, end of year                          $ 393,000
                                                                =========
Supplemental cash flow information:
  Foreign income taxes paid                                     $  23,000
                                                                =========
  Interest paid                                                 $  23,000
                                                                =========

The accompanying notes are an integral part of these consolidated financial statements.

Sunflex, L.P.
(a California limited partnership)
Notes to Consolidated Financial Statements
December 31, 1993
--------------------------------------------------------------------------------
1.   Partnership

     Sunflex, L.P. (the Partnership) was a limited partnership organized under the state laws of California in October 1990 and commenced operations on November 1, 1990, concurrent with the purchase of the operating assets of an existing business. The general partner was Micromesh Corporation. The Partnership was formed to manufacture, sell and distribute micromesh and glass filters for cathode ray tube terminals.

     The Partnership's manufacturing facilities are maintained by its wholly-owned subsidiary, Sunflex Ireland Limited in Sligo, Ireland. The subsidiary was responsible for manufacturing the Partnership's products.

     The Partnership was funded by Micromesh Corporation, as the general partner, contributing $20,000 in cash and the limited partners contributing $1,980,000 in cash.

     The Partnership agreement prescribed that taxable income or loss shall be allocated 40% to the general partner and 60% to the limited partners equally in proportion to the amount of their respective capital contributions as of the last day of such taxable year.

     Cash available for distribution, as determined by the general partner, was allocated 1% to the general partner and 99% to the limited partners equally in proportion to the amount of their respective capital contributions until each of them has received cumulative distributions equal to their respective initial contributions. Thereafter, distributions would be made 40% to the general partner and 60% to the limited partners equally in proportion to the amount of their respective capital contributions as of the date on which such distribution is being made.

     Effective October 31, 1994, the Partnership was purchased by Southwall Technologies Inc. (Southwall) for approximately $500,000, which will only be paid from the Partnership's operating income, if any, over the four year period ending in 1998. The Partnership was dissolved upon purchase by Southwall and is now operated as a subsidiary of Southwall.

2.   Summary of Significant Accounting Policies

     Financial Statement Presentation

     The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiary (see Note 1). All significant intercompany accounts and transactions have been eliminated.

Sunflex, L.P.
(a California limited partnership)
Notes to Consolidated Financial Statements
December 31, 1993
--------------------------------------------------------------------------------
     FOREIGN CURRENCY TRANSLATION
     The U.S. dollar is considered to be the functional currency for the Partnership's foreign operation. Accordingly, nonmonetary assets and liabilities have been translated into U.S. dollars at a historical rate; monetary assets and liabilities have been translated into U.S. dollars using the exchange rate at the balance sheet date, and revenues and expenses have been generally translated into U.S. dollars at the weighted average exchange rate during the period. Foreign currency transaction gains and losses, as well as the effects of translation are included in the accompanying statements of operations.

     CASH AND CASH EQUIVALENTS
     The Partnership considers all highly liquid investments with maturities of three months or less from date of purchase to be cash equivalents.

     CONCENTRATION OF CREDIT RISK
     The Partnership's cash and cash equivalents were on deposit with a local U.S. and an Irish financial institution. These deposits bear the credit risk associated with the financial institutions.

     Foreign accounts receivable comprised 70% of total receivables at December 31, 1993. At December 31, 1993, three international distributors accounted for 16%, 14% and 11% of total accounts receivable, respectively. One international distributor represented 19% of total revenues for the year ended December 31, 1993.

     The Partnership sells and licenses its products to companies across many industries, directly and through distributors and value-added resellers. The Partnership generally does not require collateral and performs ongoing credit evaluations of its customers. The Partnership maintains an allowance for credit losses and such losses have been within management's expectations.

     INVENTORIES
     Inventories are stated at the lower of weighted average cost (which approximates first-in, first-out basis) or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost. Depreciation is generally provided over five years for machinery and equipment and over seven years for furniture and fixtures. Tooling, which is maintained overseas, is depreciated on a straight-line basis over three years. Upon the disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or losses are included in operations.

Sunflex, L.P.
(a California limited partnership)
Notes to Consolidated Financial Statements
December 31, 1993
--------------------------------------------------------------------------------

     Organization Costs

     Organization costs are amortized on a straight-line basis over five years. Accumulated amortization was $27,000 at December 31, 1993.

     Patents

     Patents were recorded in the 1990 acquisition at their estimated fair value at that time. Amortization is calculated using a straight-line basis over an estimated life of ten years, which is the shorter of the term remaining under the patent or the related life cycle of the product covered by the patent. Accumulated amortization was $79,000 at December 31, 1993.

     Revenue Recognition

     Revenue is recognized upon shipment of the product to the customer.

     Research and Development

     Research and development expenditures are charged to operations as incurred.

     Advertising Cost

     Advertising costs are charged to operations as incurred. Advertising costs were $5,000 in 1993.

     Income Taxes

     The individual partners report their proportionate share of the Partnership's net income or loss for income tax purposes. Accordingly, no provision for U.S. federal and state income taxes has been provided in the financial statements. Taxes on the foreign subsidiary are based on the local tax rates, are determined using the liability method for calculating deferred income taxes and are included in the consolidated results of operations. The foreign deferred income tax assets and liabilities as of December 31, 1993 were not material.

3.   Consolidated Balance Sheet Detail

     Inventories at December 31, 1993 consisted of:

       Finished goods for resale               $158,000
       Raw materials                             49,000
                                               --------
                                               $207,000
                                               ========

Sunflex, L.P.
(a California limited partnership)
Notes to Consolidated Financial Statements
December 31, 1993
--------------------------------------------------------------------------------

      Property and equipment at December 31, 1993 consisted of:

         Tooling                                             $  222,000
         Machinery and equipment                              1,291,000
         Furniture and fixtures                                  27,000
                                                             ----------
                                                              1,540,000
                                                              1,125,000
                                                             ----------
                                                             $  415,000
                                                             ==========

     Depreciation expense was $382,000 in 1993.

     Accrued expenses and other current liabilities at December 31, 1993 consisted of:

         Customer rebates payable                            $   29,000
         Commissions and payroll related liabilities             38,000
         Professional fees payable                               25,000
         Other liabilities                                       31,000
                                                             ----------
                                                             $  123,000
                                                             ==========

4.   NOTES PAYABLE

     Notes payable is comprised of loans aggregating $489,000 obtained on September 1, 1993 from the general partner and certain other limited partners of the Partnership. The notes bear interest at 10% per annum, with monthly interest only payments starting on September 30, 1993. In 1994, payments aggregating $200,000 were made to the partners and the balance was converted to partnership capital in conjunction with the acquisition of the Partnership by Southwall (Note 1).

Sunflex, L.P.
(a California limited partnership)
Notes to Consolidated Financial Statements
December 31, 1993
--------------------------------------------------------------------------------

5.   Commitments

     The Partnership rented its office facility in Sunnyvale, California, and its manufacturing facility in Sligo, Ireland, as well as certain equipment under noncancelable operating leases. Under the terms of the facility lease agreements, the Partnership is responsible for taxes and insurance relating to the facilities. Future minimum lease payments were as follows:

              1994                 $ 93,000
              1995                   49,000
              1996                   49,000
              1997                   49,000
              1998                   49,000
              Thereafter             61,000
                                   --------
                                   $350,000
                                   ========

     Rent expense for the year ended December 31, 1993 was $100,000.

6.   Related Party Transactions

     The Partnership and Oktel, L.P. (Oktel) were related parties under common control and management. During 1993, the Partnership reimbursed Oktel for expenses of $270,000 paid by Oktel on behalf of the Partnership.

7.   Income Taxes

     Domestic and foreign components of pretax loss are as follows for the year ended December 31, 1993:

            Domestic                $(275,000)
            Foreign                  (194,000)
                                    ---------
            Pre-tax loss            $(469,000)
                                    =========

     The Company's effective foreign tax rate differs from the foreign statutory rate of 10% due to certain permanent differences which are not tax deductible, which include interest charges from a nonresident parent company, other expenses and minimum tax liabilities.

                          SOUTHWALL TECHNOLOGIES INC.

                                      AND

                                 SUNFLEX, L.P.



                    PRO FORMA COMBINED FINANCIAL INFORMATION

                 SOUTHWALL TECHNOLOGIES INC. AND SUNFLEX, L.P.
                    PRO FORMA COMBINED FINANCIAL INFORMATION
                             INTRODUCTORY STATEMENT


          Effective October 31, 1994, pursuant to a Purchase Agreement among Southwall Technologies Inc. (the "Company"), Southwall-Sunflex, Inc. (a wholly-owned subsidiary of the Southwall), Sunflex, L.P. ("Sunflex") and the Sunflex Partners dated October 25, 1994, the Company, through its wholly-owned subsidiary, Southwall-Sunflex, Inc. purchased all of the outstanding partnership interests in Sunflex, a California limited partnership. The Company acquired Sunflex for an aggregate purchase price equal to the net book value of Sunflex, approximately $500,000, which will be fully paid over the next four calendar years only if Sunflex's operating income meets or exceeds $800,000. Partial payments may be made based on a formula and the amount, if any, of operating income. The acquisition was accounted for as a purchase.

          Sunflex assembles and markets aftermarket mesh, glass and film anti-reflective filters primarily for personal computer monitors.

          On March 1, 1995, the Company filed its Annual Report on Form 10-K for the year ended December 31, 1994. The consolidated balance sheet as of December 31, 1994 included in the aforementioned Form 10-K includes Southwall-Sunflex, Inc. and, accordingly, a pro forma combined balance sheet will not be presented in this Current Report on Form 8-K.

          The following unaudited pro forma combined statements of operations give effect to the acquisition of Sunflex by Southwall as if the acquisition had taken place as of the beginning of the periods presented. The unaudited pro forma combined statements of operations for the years ended December 31, 1993 and 1994, give effect to the combination by combining the results of operations of the Company for the year ended December 31, 1993 and 1994, with the results of operations of Sunflex for the years ended December 31, 1993 and 1994. The results of operations of Sunflex for the two-month period ended December 31, 1994 are included in the results of operations of the Company for the year ended December 31, 1994. The unaudited pro forma combined statements of operations do not necessarily indicate the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                 SOUTHWALL TECHNOLOGIES INC. AND SUNFLEX, L.P.
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (Amounts in thousands, except per share data)
                                  (unaudited)

                                                                Year Ended December 31, 1993
                                                    ------------------------------------------------------
                                                                                        Pro Forma
                                                                                 -------------------------
                                                    Southwall       Sunflex      Adjustments      Combined
                                                    ---------       -------      -----------      --------
Net Revenues                                          $18,501        $2,417                        $20,918

Costs and Expenses:
 Cost of revenues                                      13,128         1,484                         14,612
 Research & development                                 2,068            79                          2,147
 Selling, general & administrative                      4,814         1,285           (356)          5,743
                                                      -------        ------          -----         -------
   Total Costs & Expenses                              20,010         2,848           (356)         22,502

Loss from operations                                   (1,509)         (431)           356          (1,584)
Interest income (expense), net                            191           (38)                           153
                                                      -------        ------          -----         -------
Income before taxes                                    (1,318)         (469)           356           1,431

Provision for income taxes                                  6             7                             13
                                                      -------        ------          -----         -------

Net loss                                              $(1,324)       $ (476)         $ 356         $(1,444)
                                                      =======        ======          =====         =======

Net loss per share                                    $  (.23)                                     $  (.25)
                                                      =======                                      =======
Weighted average shares of common stock and
 dilutive common stock equivalents                      5,792                                        5,792
                                                      =======                                      =======

                 SOUTHWALL TECHNOLOGIES INC. AND SUNFLEX, L.P.
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (Amounts in thousands, except per share data)
                                  (unaudited)

                                                                                      Year Ended December 31, 1993
                                                                          ------------------------------------------------------
                                                                                                              Pro Forma
                                                                                                       -------------------------
                                                                          Southwall       Sunflex      Adjustments      Combined
                                                                          ---------       -------      -----------      --------
Net Revenues                                                                $21,739        $1,551                        $23,290

Costs and Expenses:
 Cost of revenues                                                            17,247         1,199                         18,446
 Research & development                                                       2,310            78                          2,388
 Selling, general & administrative                                            6,095           962           (308)          6,749
                                                                            -------        ------          -----         -------
   Total Costs & Expenses                                                    25,652         2,239           (308)         27,583

Loss from operations                                                         (3,913)         (688)           308          (4,293)
Interest income (expense), net                                                   24           (31)                            (7)
                                                                            -------        ------          -----         -------

Income before taxes                                                          (3,889)         (719)           308          (4,300)

Provision for income taxes                                                       (1)           17                             16
                                                                            -------        ------          -----         -------

Net loss                                                                    $(3,888)       $ (736)         $ 308         $(4,316)
                                                                            =======        ======          =====         =======

Net loss per share                                                          $  (.67)                                     $  (.74)
                                                                            =======                                      =======

Weighted average shares of common stock and
 dilutive common stock equivalents                                            5,808                                        5,808
                                                                            =======                                      =======

                 SOUTHWALL TECHNOLOGIES INC. AND SUNFLEX, L.P.
             NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  (unaudited)


         The following is an explanation of the pro forma adjustments:


                                     Year Ended               Year Ended
             Adjustment          December 31, 1993         December 31, 1994
             ----------          -----------------         -----------------
             Note 1                    $230                       $227
             Note 2                      36                         30
             Note 3                      55                         22
             Note 4                      35                         29
                                       ----                       ----
                                       $356                       $308
                                       ====                       ====


NOTE 1. Several of the positions at Sunflex have been eliminated as a result of the acquisition, including the positions of the president, controller and an international sales manager. These positions are redundant with those already in existence at the Company and the Company will provide these functions with no increase in their existing staff.

NOTE 2. At the time of the acquisition, the Company moved the Sunflex operations to the Company's existing space in order to save facility costs and better utilize existing space. The new facilities occupied by the Sunflex operations are less expensive than those vacated by Sunflex.

NOTE 3. Sunflex incurred outside accounting and legal services that will be significantly reduced as a result of the acquisition.

NOTE 4. The Company will amortize the negative goodwill of $105,000 associated with the transaction over a period of three years, resulting in reduced general and administrative costs.

                               INDEX TO EXHIBITS


Exhibit                                                            Sequential
Number             Exhibit Descriptions                            Page Number
-------            --------------------                            -----------
10.81*             Purchase Agreement Among Southwall              N/A
                   Technologies Inc., Southwall-Sunflex,
                   Inc., Sunflex, L.P. and the Sunflex
                   Partners effective October 31, 1994.

23.1 Consent of Price Waterhouse LLP, independent accountants.

23.2 Consent of Coopers & Lybrand LLP, independent accountants.

________________

* Previously filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1994.